EXHIBIT 10

                                       PIPER & MARBURY
                                            L.L.P.
                                     CHARLES CENTER SOUTH
                                   36 SOUTH CHARLES STREET
                                Baltimore, Maryland 21201-3018
                                         410-539-2530
WASHINGTON
                                      FAX: 410-539-0489                  NEW
YORK

PHILADELPHIA

EASTON

LONDON


                     September 26, 1995




Lehman Brothers Funds, Inc.
200 Vesey Street
New York, New York 10285

Ladies and Gentlemen:

     As special Maryland counsel to Lehman Brothers Funds, Inc., a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 800,000,000 shares of the Class N Common Stock of the Corporation, known as shares of the Lehman Brothers New York Municipal Money Market Fund (the "Shares") as authorized by its charter, we have examined the Amended Articles of Incorporation of the Corporation filed with the Maryland State Department of Assessments and Taxation (the "SDAT") on July 14, 1993, the Certificate of Correction filed with the SDAT on October 6, 1993, the Articles Supplementary filed with the SDAT on March 24, 1994, the Articles Supplementary filed with the SDAT on August 3, 1994, a draft of the Articles Supplementary to be filed with the SDAT creating the Shares, the By-Laws of the Corporation, minutes of the proceedings of the Corporation's Board of Directors authorizing the organization of the Corporation, the issuance of its outstanding capital stock and the corporate action taken by the Board of Directors of the Corporation classifying and reclassifying the Shares and authorizing their issuance and the filing with the SDAT of Articles Supplementary reflecting such classification and reclassification. We have additionally examined the Certificate of Corporate Officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

     Based on our examination, we advise you that in our opinion the Shares to be issued by the Corporation have been duly and validly authorized and upon their issuance upon the terms set forth in the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission (the "Commission"), will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              Piper & Marbury L.L.P.